EXHIBIT 16

 March 25, 2003


 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C.  20549

 Gentlemen:

 We have read "Item 3. Changes in and Disagreements with Accountants, Section
 (a)(1)" as filed by Integrated Performance Systems in their 10KSB for the period ended November 30, 2002 and agree with the statements presented therein.

 Very truly yours,



 TRAVIS, WOLFF & COMPANY, L.L.P.

 Dallas, Texas